STOCK SUBSCRIPTION AGREEMENT

by and between

FIRST COMMUNITY BANCSHARES, INC.

and

THE PURCHASER REFERRED TO HEREIN

Dated as of

May 20, 2011

TABLE OF CONTENTS

1.	PURCHASE AND SALE OF PREFERRED SHARES.		1
	(a)	Purchase of Preferred Shares.	1
	(b)	Form of Payment	2

2.	PURCHASER’S REPRESENTATIONS AND WARRANTIES.		2
	(a)	No Public Sale or Distribution; No Other Agreements with Respect to Shares	2
	(b)	Purchaser Status	3
	(c)	General Solicitation	3
	(d)	Reliance on Exemptions	3
	(e)	Review of Information and Consultation with Advisors	3
	(f)	No Reliance	4
	(g)	No Public Market; No Governmental Review; Preferred Shares Not Insured	4
	(h)	No Conflicts	5
	(i)	Investment Risk	5
	(j)	Residency	5
	(k)	Organization; Authorization	5
	(l)	Ownership of Preferred Shares, shares of Common Stock and Non-Exercise of Controlling Influence	6
	(m)	Legends.	6

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.		7
	(a)	Organization and Qualification	7
	(b)	Authorization; Enforcement; Validity	7
	(c)	Capitalization; Issuance of Preferred Shares	8
	(d)	No Conflicts	8
	(e)	No Violation	9
	(f)	No Registration	9
	(g)	No General Solicitation	9
	(h)	No Integrated Offering	9
	(i)	Financial Statements	9
	(j)	Regulatory Permits	10

4.	COVENANTS.		10
	(a)	Further Action	10
	(b)	Expenses	10

5.	CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.		10

6.	CONDITIONS TO THE PURCHASER’S OBLIGATION TO PURCHASE.		11

7.	TERMINATION.		11
	(a)	Termination	11
	(b)	Effects of Termination	12

8.	MISCELLANEOUS.		12

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(a)	Governing Law; Jurisdiction; Jury Trial	12
(b)	Counterparts	12
(c)	Headings	12
(d)	Severability	12
(e)	Entire Agreement; Amendments	12
(f)	Notices	13
(g)	Successors and Assigns	14
(h)	No Third Party Beneficiaries	14
(i)	Survival.	14
(j)	Further Assurances	14
(k)	No Strict Construction	14

SCHEDULE I	Summary Instruction Sheet for the Purchaser

EXHIBIT A	Registration Rights Agreement
EXHIBIT B	Escrow Agreement
EXHIBIT C	Accredited Investor Questionnaire

- ii -

STOCK SUBSCRIPTION AGREEMENT

This STOCK SUBSCRIPTION AGREEMENT (the “Agreement”), dated as of May 20, 2011, is by and between First Community Bancshares, Inc., (the “Company”), and the investor identified on the signature page hereto (the “Purchaser”).

WHEREAS:

A.           The Offering.  The Board of Directors of the Company has authorized the Company to conduct a private placement (the “Private Placement”) of its 6.00% Series A Noncumulative Convertible Preferred Stock (“Series A Preferred Stock”) and, under certain circumstances, its 6.00% Series B Noncumulative Convertible Preferred Stock (“Series B Preferred Stock” and, collectively with the Series A Preferred Stock, the “Preferred Stock”).  The Preferred Stock is to be offered and sold to accredited investors (collectively, the “Investors”).  The aggregate amount of all shares of Preferred Stock sold to all Investors shall collectively be referred to herein as the “Preferred Shares.”  The Company has engaged The Orr Group, LLC as its placement agent (the “Placement Agent”) for the offering of the Preferred Shares on a “best efforts” basis.

B.           The Subscription.  The Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the 1933 Act (“Regulation D”).  The Purchaser wishes to purchase from the Company, and the Company wishes to issue and sell to the Purchaser, upon the terms and conditions stated in this Agreement, shares of Preferred Stock in the aggregate number indicated below such Purchaser’s name on the signature page of this Agreement.

C.           Registration Rights.  Contemporaneously with the execution and delivery of this Agreement, the Company will enter into a Registration Rights Agreement with and for the benefit of the Investors, substantially in the form attached as Exhibit A hereto (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights with respect to the shares of the Company’s common stock, par value $1.00 per share (“Common Stock”), into which the Preferred Shares may be converted under the 1933 Act and applicable state securities laws.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:

1.	PURCHASE AND SALE OF PREFERRED SHARES.

(a)           Purchase of Preferred Shares.

On the terms set forth in this Agreement and subject to the satisfaction (or waiver) of the conditions set forth in Sections 5 and 6 below, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company on the Closing Date (as defined below), the number of Preferred Shares as indicated below such Purchaser’s name on the signature page of this Agreement.

(i)           Closing.  The closing of the purchase and sale of the Preferred Shares referred to in Section 1(a) above (the “Closing”) shall occur at 10:00 a.m., Eastern Time, on a date which is within three (3) business days after the satisfaction (or waiver by the party entitled to waive) of the conditions to the Closing set forth in Sections 5 and 6 below (other than those conditions that by their nature are to be satisfied at the Closing, but subject to satisfaction (or waiver by the party entitled to waive) of those conditions), at the offices of Patton Boggs LLP, 2550 M Street, N.W., Washington, D.C. 20037, or such other date or other location as mutually agreed upon by the Company and the Purchaser.  The date of the Closing is referred to as the “Closing Date.”

(ii)           Purchase Price.  The purchase price for the Preferred Shares is $1,000.00 per share, and the aggregate purchase price for the Preferred Shares referred to in Section 1(a) above to be purchased by the Purchaser on the Closing Date (the “Purchase Price”) shall be the amount indicated below the Purchaser’s name on the signature page of this Agreement.  The minimum Purchase Price is $500,000.00, which can be waived in the sole discretion of the Company.

(b)           Form of Payment.  The Company has entered into an Escrow Agreement with the Trust and Financial Services Division of First Community Bank, N.A. (“First Community Bank”), as Escrow Agent (“Escrow Agent”), dated as of April 4, 2011 (the “Escrow Agreement”), a copy of which is attached as Exhibit B hereto.  Concurrently with the execution and delivery of this Agreement by the Purchaser, the Purchaser shall deliver the Purchase Price for deposit with the Escrow Agent pursuant to the Escrow Agreement by wire transfer to the following account at First Community Bank; Account Name: First Community Bancshares Escrow Account; ABA No. 051501299; A/C No. 90786.  Subject to the satisfaction or waiver on the Closing Date of the conditions to the Closing set forth in Sections 5 and 6 below, at the Closing, the Company will deliver to the Purchaser the Preferred Shares referred to in Section 1(a) above as evidenced by one or more certificates dated the Closing Date and bearing the appropriate legends and free and clear of all Liens (as defined below).

2.	PURCHASER’S REPRESENTATIONS AND WARRANTIES.

The Purchaser represents and warrants as of the date hereof and as of the Closing Date (except for the representations and warranties that are as of a specific date, which shall be made only as of such date) to the Company that:

(a)           No Public Sale or Distribution; No Other Agreements with Respect to Shares.  The Purchaser was contacted by either the Placement Agent or the Company with respect to a potential investment in the Preferred Shares.  The Purchaser understands that the issuance of the Preferred Shares has not been registered under the 1933 Act or any applicable state securities laws and that the Preferred Shares are therefore “restricted securities” under the 1933 Act, and that the Purchaser is acquiring the Preferred Shares in the ordinary course of its business, as principal for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof.  The Purchaser does not presently have any agreement or understanding, directly or indirectly, with any Person (as defined in Section 2(f) hereof) to (i) distribute any of the Preferred Shares; (ii) hold or to dispose of the Preferred Shares, or (iii) acquire any Preferred Shares from any other Person other than pursuant to this Agreement.  In connection herewith, the Purchaser represents that it is familiar with the 1933 Act and applicable state securities law, as presently in effect, and understands the requirements for resale contained therein.  Notwithstanding the foregoing, by making the representations herein, the Purchaser does not agree to hold any of the Preferred Shares for any minimum or other specific term and reserves the right to sell or dispose of the Preferred Shares at any time in accordance with applicable securities laws.

(b)           Purchaser Status.  The Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D as promulgated by the U.S. Securities and Exchange Commission under the 1933 Act, and has provided the information in the Accredited Investor Questionnaire attached hereto as Exhibit C.  The Purchaser is not a registered broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended (the “1934 Act”).  To the extent that the Purchaser is utilizing or has utilized a representative to assist it in the evaluation of an investment in the Preferred Shares, the Purchaser has provided the requested information about such representative as set forth on the Purchaser’s signature page hereto.

(c)           General Solicitation.  The Purchaser is not purchasing the Preferred Shares as a result of any advertisement, article, notice or other communication regarding the Preferred Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.  The Purchaser has not provided or made available the Private Placement Documents (defined below) to any person other than the Purchaser’s professional advisors.

(d)           Reliance on Exemptions.  The Purchaser understands that the Preferred Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities and banking laws and regulations, and that the Company and the Placement Agent is relying in part upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Preferred Shares.

(e)           Review of Information and Consultation with Advisors.  The Purchaser has, either alone or through its representatives:

(i)           consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisers in connection herewith to the extent it has deemed necessary;

(ii)           had a reasonable opportunity to ask such questions as it has deemed necessary of, and to receive answers from, the Company’s senior management concerning the Company, its financial condition and results of operations and the terms and conditions of the Private Placement, and any such questions have been answered to its satisfaction;

(iii)           had the opportunity to review and evaluate the following in connection with its investment decision with respect to the Shares: (A) all publicly available records and filings concerning the Company; (B) the Confidential Investor Information Package dated April 5, 2011 (the “Original Package”) and the Supplement to Confidential Investor Information Package dated April 28, 2011 (“Supplemental Package” and, collectively, the “Presentation”), which summarize the Private Placement (and Purchaser acknowledges that the Presentation materials speak only as of the dates thereof); and (C) this Agreement and the Registration Rights Agreement, including all exhibits and appendices hereto and thereto, (collectively, the “Private Placement Documents”); and

(iv)           made its own investment decisions based upon its own judgment, due diligence and advice from such advisers as it has deemed necessary and not upon any view expressed by any other Person, including without limitation the Placement Agent.  The Purchaser understands that its investment in the Preferred Shares involves a high degree of risk and it is able to afford a complete loss of such investment.

(f)           No Reliance.  The Purchaser acknowledges that the information in the Private Placement Documents contain all of the material terms and conditions of the proposed Private Placement, and understands and acknowledges that it is the Purchaser’s responsibility to conduct its own independent investigation and evaluation of the Company.  The Purchaser is not relying upon, and has not relied upon, any advice, statement, representation or warranty made by any Person, including, without limitation, the Placement Agent, except for the statements, representations and warranties of the Company made or contained in this Agreement and the other Private Placement Documents.  Furthermore, the Purchaser acknowledges and agrees that: (A) the Placement Agent has not performed any due diligence review on behalf of the Purchaser; (B) the Purchaser has made, and has relied upon, its own independent examination in purchasing the Preferred Shares; and (C) nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Preferred Shares constitutes legal, tax or investment advice, and the Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary in order to make its investment decision in the Preferred Shares.  For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(g)           No Public Market; No Governmental Review; Preferred Shares Not Insured.  The Purchaser understands that there is no established market for the Preferred Shares and that no public market for the Preferred Shares is likely to develop.  The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Preferred Shares or the fairness or suitability of the investment in the Preferred Shares, nor have such authorities passed upon or endorsed the merits of the offering of the Preferred Shares.  The Purchaser understands that the Preferred Shares are not savings accounts, deposits or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation (the “FDIC”), including the FDIC’s Deposit Insurance Fund, or any other governmental agency.

(h)           No Conflicts.  The execution, delivery and performance by the Purchaser of the applicable Private Placement Documents and the consummation by the Purchaser of the transactions contemplated hereby and thereby will not (i) if an entity, result in a violation of the organizational documents of the Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities and banking laws and regulations, assuming the correctness of the representations and warranties made by the Company herein) applicable to the Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Purchaser to perform its obligations hereunder and thereunder.

(i)           Investment Risk.  The Purchaser understands that (i) its investment in the Preferred Shares involves a high degree of risk, (ii) no representation is being made as to the business or prospects of the Company after completion of the Private Placement or the future value of the Preferred Shares, and (iii) no representation is being made as to any projections or estimates delivered to or made available to the Purchaser of the Company’s future assets, liabilities, shareholders’ equity, regulatory capital ratios, net interest income, net income or any component of any of the foregoing or any ratios derived therefrom.

(j)           Residency.  The Purchaser has, if an entity, its principal place of business or, if an individual, its primary residence, in the jurisdiction indicated below the Purchaser’s name on the signature pages hereto.

(k)           Organization; Authorization.  The Purchaser, if an entity, is duly organized, validly existing and in good standing (to the extent such concept is applicable) under the laws of the jurisdiction in which it is organized and has the requisite organizational power and authority to carry on its business as now being conducted.  The Purchaser, if an entity, has the requisite organizational power and authority to enter into and perform its obligations under the Private Placement Documents and to consummate the transactions contemplated by such Private Placement Documents.  The execution and delivery of the applicable Private Placement Documents by the Purchaser and performance by the Purchaser of the transactions contemplated thereby have been duly authorized by all necessary corporate or, if the Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of the Purchaser, and no further consent or authorization in connection therewith is required by the Purchaser, its Board of Directors or its shareholders, or if the Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of the Purchaser.  The applicable Private Placement Documents have been (or upon delivery will have been) duly executed by the Purchaser, and, when delivered by the Purchaser in accordance with the terms thereof, will constitute the legal, valid and binding obligations of the Purchaser, enforceable against it in accordance with their respective terms, subject to (i) the application of bankruptcy, receivership, conservatorship, reorganization, insolvency and similar laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought (the “Bankruptcy and Equity Exception”), and except that rights to indemnification and contribution thereunder may be limited by virtue of public policy under federal or state securities and banking laws.

(l)           Ownership of Preferred Shares, shares of Common Stock and Non-Exercise of Controlling Influence.  Assuming the accuracy of the representations of the Company and the Private Placement Documents, after giving effect to the purchase of the Preferred Shares hereunder and assuming conversion of all of such Purchaser’s Preferred Shares into Common Stock but not assuming the conversion of any other Purchaser’s Preferred Shares into Common Stock, and given any other ownership or deemed ownership of the Common Stock, the Purchaser, either acting alone or together with any other Person that may be affiliated with the Purchaser, or deemed to be acting in concert with the Purchaser, will not beneficially own or be deemed to beneficially own shares of Common Stock in the aggregate in excess of 9.9% of the Company’s total issued and outstanding Common Stock.  Without limiting the foregoing, the Purchaser represents and warrants that:  (i) the Purchaser has no present intention of acquiring control of the Company, as “control” is defined in Section 2(a)(2) of the Bank Holding Company Act of 1956, as amended (the “BHC Act”), and the implementing regulations of the Board of Governors of the Federal Reserve System (“FRB”) at 12 C.F.R. 225.2(e)(1) (“Control”); (ii) the Purchaser is not participating and has not participated with any Person (other than the other Purchasers) in any joint activity or parallel action towards a common goal between or among such Persons of acquiring Control of the Company; (iii) assuming the accuracy of the representations and warranties of the Company and the Private Placement Documents, no other Person holding Common Stock or Series A Preferred Stock of the Company or, to the knowledge of the Purchaser, presently proposing to acquire Common Stock or Preferred Shares of the Company is (x) under common Control with the Purchaser, or (y) a controlling shareholder, partner, trustee, officer, or director of the Purchaser or has policy-making functions with respect to the Purchaser.

(m)          Legends.

(i)           Each Purchaser agrees to the imprinting, so long as is required by this Section 2(m), of a legend on any of the Preferred Shares purchased pursuant to this Agreement and the shares of Common Stock exercisable upon conversion of the Preferred Shares in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

(ii)           Certificates evidencing the Preferred Shares purchased pursuant to this Agreement and the shares of Common Stock issuable upon conversion of the Preferred Shares shall not contain any legend (including the legend set forth in Section 2(m)), (i) while a registration statement covering the resale of such security is effective under the 1933 Act, or (ii) following any sale of such securities pursuant to Rule 144 (or any successor rule), or (iii) if such securities are eligible for sale under Rule 144(k) (or any successor rule), or (iv) if such legend is not required under applicable requirements of the 1933 Act (including judicial interpretations and pronouncements issued by the staff of the Commission).  The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent if required by such transfer agent to effect the removal of the legend hereunder.  The Company agrees that at such time as such legend is no longer required under this Section 2(m), it will, no later than three business days following the delivery by a Purchaser to the Company or its transfer agent of a certificate representing securities issued with a restrictive legend, deliver or cause to be delivered to such Purchaser a certificate representing such securities that is free from all restrictive and other legends.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby represents and warrants as of the date hereof and as of the Closing Date (except for the representations and warranties that are as of a specific date which shall be made only as of that date) to the Purchaser that:

(a)           Organization and Qualification.  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Nevada.  The Company has the requisite corporate power and authority to carry on its business as now being conducted, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts its business in a manner or to an extent that would require such qualification, other than such failures to be so qualified or in good standing as, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the business, results of operations, prospects or financial condition of the Company or its ability to perform its obligations under this Agreement and the other Private Placement Documents.

(b)           Authorization; Enforcement; Validity.  The Company has the requisite corporate power and authority to enter into and perform its obligations under the Private Placement Documents and to sell and issue the Preferred Shares in accordance with the terms hereof and thereof.  The execution and delivery of the applicable Private Placement Documents by the Company and the consummation by the Company of the transactions contemplated by the Private Placement Documents have been duly authorized by the Company’s Board of Directors and no further consent or authorization in connection therewith is required by the Company or its Board of Directors.  The applicable Private Placement Documents have been (or upon delivery will have been) duly executed and, and when delivered by the Company in accordance with the terms thereof, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to the Bankruptcy and Equity Exception and except that rights to indemnification and contribution thereunder may be limited by virtue of public policy under federal or state securities and banking laws.

(c)           Capitalization; Issuance of Preferred Shares.  Immediately prior to the Closing, the authorized capital stock of the Company consists of 50,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock, of which there were 17,868,673 shares of Common Stock and no shares of Preferred Stock issued and outstanding as of March 1, 2011.  As of the date of this Agreement, as well as immediately prior to the Closing, all outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and none of the outstanding shares of Common Stock has been issued in violation of preemptive rights or any similar rights of any Person.  The Preferred Shares to be issued and sold to the Investors by the Company in the Private Placement shall have been duly authorized and, when issued and delivered to the Investors against full payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights.  The shares of Common Stock to be issued upon conversion of the Preferred Shares shall have been properly reserved for issuance.  The delivery of the certificates for the Preferred Shares being issued and sold pursuant to the terms of this Agreement will pass valid title to such Preferred Shares, free and clear of any Liens or defect in title to the Purchasers.  The certificates for the Preferred Shares being sold hereby will be in valid and sufficient form.  No holder of securities or obligations of the Company has rights to the registration of any securities of the Company as a result of or in connection with the consummation of the Private Placement, except as contemplated by the Registration Rights Agreement.  For purposes of this Agreement, “Lien” means a mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing), or any other arrangement pursuant to which title to the property is retained by or vested in a third party for security purposes.

(d)           No Conflicts.  None of the sale of the Preferred Shares nor the execution, delivery or performance of the applicable Private Placement Documents by the Company, (a) requires any consent, approval, authorization or other order of or registration or filing with, any applicable governmental agency, authority or instrumentality having supervisory or regulatory authority with respect to the Company (each, a “Governmental Entity” and, collectively, “Governmental Entities”) or any third party, (b) conflicts with or will conflict with or constitutes or will constitute a breach of, or a default under, the Company’s Articles of Incorporation, as amended (“Articles of Incorporation”), or the Company’s Bylaws (“Bylaws”), (c) violates any law applicable to the Company or any of its properties or (d) results in a breach of, default, event of default, or Debt Repayment Triggering Event under, or results in the creation or imposition of any Lien upon, any property or assets of the Company pursuant to, or requires the consent of any other party to, any (x) obligation, agreement, indenture, bond, debenture, note, instrument or any other evidence of indebtedness to which the Company is a party or as to which any of its assets are subject, or (y) any other contract or agreement to which the Company is a party or as to which any of its assets are subject ((x) and (y) collectively, the “Existing Instruments”), except, in the cases of clauses (a), (c) and (d) above, for such conflicts, breaches, defaults or Liens, that will not, individually or in the aggregate, have a material adverse effect on the Company’s business, results of operations, prospects or financial condition, or which would prevent, or reasonably likely prevent, the parties from consummating the Private Placement.  As used herein, a “Debt Repayment Triggering Event” shall mean any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, lease or other evidence of indebtedness or obligation, whether secured or unsecured (or any indenture trustee or other Person acting on such holder’s behalf) the right to accelerate any payment or maturity of such indebtedness or obligation, to require the Company to repurchase, redeem or repay of all or a portion of such indebtedness or obligation, or to increase the interest rates or charges or fees on any such indebtedness or obligation.

(e)           No Violation.  The Company is not in breach of or in default under (i) the Articles of Incorporation or the Bylaws, (ii) any law or any order, rule or regulation of any Governmental Entity applicable to the Company or any of its properties, or (iii) any of the Existing Instruments, except in the case of (ii) or (iii) above for any breaches or defaults that would not, individually or in the aggregate, have a material adverse effect on the Company’s business, results of operations, prospects or financial condition, or which would not prevent, or reasonably likely prevent the parties from consummating the Private Placement.

(f)           No Registration.  Assuming the accuracy of the representations and warranties made by the Purchaser herein and similar representations by the other Investors contained in subscription agreements substantially similar to this Agreement (collectively, the “Subscription Agreements”), the offer and sale of the Preferred Shares in the manner contemplated by the Subscription Agreements, including this Agreement, are exempt from the registration requirements of the 1933 Act, and all applicable securities laws.

(g)           No General Solicitation.  Neither the Company nor any of its Affiliates, nor, to the Company’s knowledge, any Person acting on its or their behalf, has engaged in any form of “general solicitation” or “general advertising” (within the meaning of Rule 502 of Regulation D) in connection with the sale of the Preferred Shares in the Private Placement.

(h)           No Integrated Offering.  Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf, has, directly or indirectly, at any time within the past six months, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Preferred Shares under applicable federal securities laws, whether through integration with prior offerings or otherwise.  None of the Company, its Affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of the issuance of any of the Preferred Shares under applicable federal and state securities laws.  An “Affiliate” shall mean, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, such other Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any Person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such Person, whether through the ownership of voting securities by contract or otherwise.

(i)           Financial Statements.  From and after December 31, 2007, all financial statements of the Company complied in all material respects with applicable accounting requirements, and have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) consistently applied during the periods involved (except (i) as may be otherwise disclosed in such financial statements or the notes thereto, (ii) with respect to financial statements which have been subsequently restated and (iii) in the case of unaudited interim financial statements, to the extent they may exclude footnotes, may be subject to customary year-end adjustments or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(j)           Regulatory Permits.  The Company possesses all material certificates, authorizations and permits issued by applicable Government Entities necessary to conduct its business as presently conducted.  The Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit, except for such revocation or modification that would not, individually or in the aggregate, have a material adverse effect on the Company’s business, results of operations, prospects or financial condition or which would not prevent, or reasonably likely prevent the parties from consummating the Private Placement.

4.            COVENANTS.

(a)           Further Action.  The Company agrees to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws, so as to permit consummation of the issuance of the Preferred Shares as promptly as practicable and otherwise to enable consummation of the proposed Private Placement.

(b)           Expenses.  Each of the parties hereto will bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated by the Private Placement, including fees and expenses of its own financial or other consultants, investment bankers, accountants and counsel.

5.	CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Preferred Shares to the Purchaser at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Purchaser with prior written notice thereof:

(a)           The Purchaser shall have duly executed each of the Private Placement Documents to which it is a party and delivered the same to the Company.

(b)           The Purchaser shall have duly executed a fully completed Accredited Investor Questionnaire in the form attached hereto as Exhibit C.

(c)           The Purchaser shall have delivered the Purchase Price to the Escrow Agent for deposit with the Escrow Agent pursuant to the Escrow Agreement by means of a wire transfer to the following account at First Community Bank; Account Name: First Community Bancshares Escrow Account; ABA No. 051501299; A/C No. 90786.

(d)           The representations and warranties of the Purchaser contained in Section 2 of this Agreement shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date), and the Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the applicable Private Placement Documents to be performed, satisfied or complied with by the Purchaser at or prior to the Closing Date.

(e)           No provision of any applicable law or regulation and no judgment, injunction, order or decree of any Governmental Entity shall prohibit the Closing and no lawsuit or formal administrative proceeding shall have been commenced by any Governmental Entity seeking to effect any of the foregoing.

6.            CONDITIONS TO THE PURCHASER’S OBLIGATION TO PURCHASE.

The obligation of the Purchaser to purchase the Preferred Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Purchaser’s sole benefit and may be waived by the Purchaser at any time in its sole discretion by providing the Company with prior written notice thereof:

(a)           The Company shall have duly executed and delivered to the Purchaser each of the Private Placement Documents which the Company has entered into with the Purchaser.

(b)           The representations and warranties of the Company contained in Section 3 of this Agreement shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality, which shall be true and correct in all respects), as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date), and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the applicable Private Placement Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(c)           The Company shall have delivered or cause to have delivered to the Purchaser the number of the Preferred Shares indicated below the Purchaser’s name on the signature page to this Agreement, registered in the name of the Purchaser.

(d)           No provision of any applicable law or regulation and no judgment, injunction, order or decree of any Governmental Entity shall prohibit the Closing and no lawsuit or formal administrative proceeding shall have been commenced by any Governmental Entity seeking to effect any of the foregoing.

7.           TERMINATION.

(a)           Termination.  This Agreement may be terminated and the sale and purchase of the Preferred Shares abandoned at any time prior to the Closing:

(i)           by mutual written agreement of the Company and the Purchaser; or

(ii)           if the Closing shall not have occurred on or before June 30, 2011 for any reason, including but not limited to the Company’s or the Purchaser’s failure to satisfy the conditions set forth in Sections 5 and 6 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party without liability of any party to any other party.

(b)           Effects of Termination.  In the event of any termination of this Agreement as provided in Section 7(a), this Agreement (other than Section 8, which shall remain in full force and effect) shall forthwith become wholly void and of no further force and effect; provided that nothing herein shall relieve any party from liability for breach of this Agreement prior to such termination.

8.            MISCELLANEOUS.

(a)           Governing Law; Jurisdiction; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the Commonwealth of Virginia, without giving effect to any choice of law or conflict of law provision or rule (whether of the Commonwealth of Virginia or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the Commonwealth of Virginia.  Each party hereby irrevocably submits to the exclusive jurisdiction of the federal courts sitting in Richmond, Virginia, of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(b)           Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c)           Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)           Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e)           Entire Agreement; Amendments.  This Agreement and the other Private Placement Documents, together with the appendices and exhibits hereto and thereto, supersede all other prior oral or written agreements between the Purchaser, the Company, their Affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Private Placement Document and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters.  No amendment to this Agreement may limit the right of the Purchaser to waive any provision which it has the right to waive, and no provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Purchaser.  No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

(f)           Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company:

First Community Bancshares, Inc.
One Community Place
Bluefield, Virginia  24605
Telephone:	(276) 326-9000
Facsimile:	(276) 326-9010
Attention:	President and Chief Executive Officer

with copies to:

Patton Boggs LLP
2550 M Street, N.W.
Washington, DC 20037
Telephone:	(202) 457-6000
Facsimile:	(202) 457-6315
Attention:	Norman B. Antin, Esq.
Jeffrey D. Haas, Esq.

If to the Purchaser, to its address and facsimile number set forth under such Purchaser’s name on the signature page hereto, with copies to such Purchaser’s representative as set forth under such Purchaser’s name on the signature page hereto, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (A), (B) or (C) above, respectively.

(g)           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.  The Company shall not assign this Agreement or any rights or obligations hereunder.  The Purchaser may assign some or all of its rights hereunder without the consent of the Company if in compliance with this Agreement and applicable law, in which event such assignee shall be deemed to be a Purchaser hereunder with respect to such assigned rights and shall be bound by the terms and conditions of this Agreement that apply to Purchasers.

(h)           No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than the Placement Agent who is a third party beneficiary of this Agreement, including without limitation, Section 2(f) hereof.

(i)           Survival.

(i)           The representations and warranties of the parties shall not survive the Closing Date; provided, further, that nothing herein shall limit in any way any party’s remedies in respect of fraud by any other party in connection with the transactions contemplated hereby.

(ii)           All of the covenants or other agreements of the parties contained in this Agreement shall survive until fully performed or fulfilled, unless and to the extent that non-compliance with such covenants or agreements is (i) waived in writing by the party entitled to such performance, or (ii) otherwise specifically permitted by this Agreement.

(j)           Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated by the Private Placement Documents.

(k)           No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[Signatures appear on the following pages.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

FIRST COMMUNITY BANCSHARES, INC.

By:

[Remainder of page intentionally left blank.]

[Signature page for the Purchaser appears on the following page.]

Company Signature Page to Agreement

NAME OF PURCHASER:

By:

Name:

Title:

Address:

Contact Name:

Telephone:

Facsimile:

E-mail:

Number of Preferred Shares:

Purchase Price Per Preferred Share: $1,000.00

Aggregate Purchase Price: $

Tax ID No. (for entities):

Social Security Number
(for natural persons):

Form of Ownership (Individual, JTWROS, TIC, Trust, Corporation, LLC, Partnership, LP,
LLP, etc.)

Information about Purchaser Representative:

Name:
Title:
Address:
Telephone:
Facsimile:
E-mail:

Purchaser Signature Page to Agreement